UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2011

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On July 28, 2011, Veeco Instruments Inc. (“Veeco” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2011.  In connection with the release and the related conference call, Veeco posted a presentation relating to its second quarter 2011 financial results on its website (www.veeco.com).  Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Item 2.05   Costs Associated with Exit or Disposal Activities.

On July 27, 2011, Veeco approved a plan to exit its CIGS Solar Systems business for various reasons, including the improved performance of mainstream solar technologies and the lower than expected end market acceptance for CIGS technology to date.  Veeco intends to transfer its R&D facility, pilot line, technology and key personnel in Clifton Park, New York to the College of Nanoscale Science and Engineering (CNSE) in order to support their planned CNSE/SEMATECH Photovoltaic Manufacturing Consortium (PVMC).  Veeco expects to complete its exit of the CIGS Solar System business by the end of the third quarter of 2011.

In connection with Veeco’s exit of the CIGS Solar Systems business, Veeco will incur certain costs associated with exit or disposal activities.  Veeco estimates that the exit of this business will result in approximately $68 million in asset impairment and restructuring charges, of which $51 million was recorded in the second quarter and $17 million will be recorded in the third quarter. Of this amount, approximately $47 million represents non-cash charges and approximately $21 million represents cash charges associated with settlements, severance and other obligations.  The non-cash charges relate primarily to inventory, property, equipment and other assets. Veeco estimates that this action will result in a reduction in force of approximately 80 employees.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated July 28, 2011

99.2	Veeco Q2 2011 Highlights, Earnings Conference Call 7/28/11

The information in this report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 28, 2011	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins

Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated July 28, 2011

99.2	Veeco Q2 2011 Highlights, Earnings Conference Call 7/28/11